UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 29, 2008
Date of Report (Date of Earliest Event Reported)

ESP RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52506	98-0440762
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

1255 Lions Club Road Scott, LA 70583
(Address of Principal Executive Offices)

(337) 706-7056
(Registrant's Telephone Number)

111 Congress Avenue, Suite 400
Austin, TX 78701
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4)

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “our company believes,” “management believes” and similar language. These forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under “Description of Business” and “Management's Discussion and Analysis”, including under the heading “Risk Factors”. Our actual results may differ materially from results anticipated in these forward-looking statements. We base our forward-looking statements on information currently available to us, and we assume no obligation to update them. In addition, our historical financial performance is not necessarily indicative of the results that may be expected in the future and we believe that such comparisons cannot be relied upon as indicators of future performance.

Item 2.01 Completion of Acquisition or Disposition of Assets

     As described on the Current Report on Form 8-K of ESP Resources, Inc. filed on January 6, 2009 (the “Initial 8-K”), on December 29, 2008, the Company closed the Share Exchange Agreement described in the Initial 8-K with ESP Resources, Inc., a Delaware corporation (“ESP”) and ESP Enterprises, Inc., a Colorado corporation and the sole shareholder of ESP (“Enterprises”).

     All conditions of the Agreement were met prior to Closing. These conditions included:

1.	The completion of due diligence;
2.	The completion of the application for a twenty-for-one reverse stock split of the Company’s common stock; and
3.	A name change of the Company to “ESP Resources, Inc.”

     Pursuant to the terms of the Share Exchange Agreement, the Company acquired 100% ownership of ESP. Consideration paid by the Company was shares of common stock of the Company valued at approximately $12,000,000 (the “Exchange Shares”) in exchange for 100% ownership of ESP. The specific allocation of the Exchange Shares delivered to the shareholders of ESP will be pro rata according to their ownership as set forth in Exhibit A of the Share Exchange Agreement.

     Accordingly, a total of 292,682,297 pre-split shares (14,634,146 post-split shares) were issued to acquire 100% ownership of ESP.

The purpose of this amendment to the Initial 8-K is to incorporate as part of the Initial 8-K the information set forth below under Item 9.01 as required by Item 9.01 on Form 8-K.

     A more detailed description of the business acquired is set forth below:

Business Overview

Through its wholly owned subsidiary ESP Petrochemicals Inc. (“ESPPI”), ESP is a custom formulator of specialty chemicals for the energy industry. Our more specific mission is to provide applications of surface chemistry to service all facets of the fossil energy business via a high level of innovation. We are focusing our efforts on solving problems in a highly complex integration of processes to achieve the highest level of quality petroleum output. Listening to our customers with their changing demands and applying our skills as chemical formulators enables us to measure our success in this endeavor.

ESP acts as manufacturer, distributor and marketer of specialty chemicals. ESP supplies specialty chemicals for a variety of oil field applications including separating suspended water and other contaminants from crude oil, pumping enhancement, and cleaning, as well as a variety of fluids and additives used in the drilling and production process. At each drilling site or well that is in production, there exist a number of factors that make each site unique. These include the depth of the producing formation, the bottom-hole temperature of the producing well, the size of the well head through which the producing fluids flow, the size and pressure ratings of the production equipment, including the separators, heater-treaters, compression equipment, size of production tubulars in the wellbore, size of the storage tanks on the customers location, and pressure ratings of the sales lines for the oil and gas products. Wells that are operating short distances from each other in the same field can have very different characteristics. This variance in operating conditions, chemical makeup of the oil, and the usage of diverse equipment requires a very specific chemical blend to be used if maximum drilling and production well performance is to be attained.

ESP's goal is first, to solve the customer’s problem at the well and optimize drilling or production, and secondly, the sale of product. Typically, the ESP team may gather information at a well site and enter this data into the analytical system at the company’s labs in Lafayette, Louisiana. The system provides testing parameters and reproduces conditions at the wellhead. This allows the ESP chemist to design and test a new chemical blend in a very short time. In many cases, a new blend may be in service at the well in as little as 24 hours.

Once the chemical blend has been formulated and decided, the chemical is placed in service at the wellhead of the customer by delivering a storage tank, called a “day tank”, at the customer’s well-site location and filling the tank with the custom blended chemical. The tank is tied to a pressure pump that provides the pumping capacity to deliver the chemical into the wellhead for the customer.

This unique process shortens the chemical development time frame from what might have been as long as two months or more to a few days or hours. The exceptional service, response times and chemical products that the ESP team is able to provide its customers is a differentiating factor within the industry.

Current Product Line

ESP currently offers production chemicals, drilling chemicals, waste remediation chemicals, cleaners and waste treatment chemicals:

  Surfactants that are highly effective in treating production and injection problems at the customer well-head.
  Well completion and work-over chemicals that maximize productivity from new and existing wells.
  Bactericides that kill water borne bacterial growth, thus preventing corrosion and plugging of the customer well-head and flowline.
  Scale compounds that prevent or treat scale deposits.
  Corrosion inhibitors, which are organic compounds that form a protective film on metal surfaces to insulate the metal from its corrosive environment.
  Antifoams that provide safe economic means of controlling foaming problems.
  ESP emulsion breakers, which are chemicals specially formulated for crude oils containing produced waters.
  Paraffin chemicals that inhibit and/or dissolve paraffin to prevent buildup. Their effectiveness is not diminished when used in conjunction with other chemicals.
  Water Clarifiers that solve any and all of the problems associated with purifying effluent water, and improve appearance, efficiency and productivity.

Surfactants

Surfactants are chemicals used to resolve problems involving surface chemistry—absorption. A surfactant seeks out an interface (oil-water or liquid-gas) to alter prevailing conditions. Surfactants can therefore remove or prevent formation damage caused by interfacial phenomena such as oil wetting of formation rock, water blocks, viscous emulsions blocks, and particle blocks due to the movement of solids. Most surfactants used by the petroleum industry are blends of several surfactants with a solvent present. By selectively blending surfactants, it is possible to obtain a mixture with integrated properties. This is very important when one considers that no producing formations are exactly alike, and therefore, no single surfactant is universally applicable.

Even by blending surfactants, it is not possible to have one surfactant that will always satisfactorily perform in all fields. ESP develops and evolves new products and proprietary blends that allow our customers to choose a treatment that is compatible with formation properties and the source of damage. Where surfactant selection is critical, ESP's technical service representatives offer prompt response to field questions at the customers’ site. Assistance is available on a 24-hour basis to discuss individual formulating needs, offer additional suggestions, or expand on current formulations.

ESP surfactants are highly effective and applicable in that they are fast acting, easy to use, efficient and cost effective in well stimulation by:

  Altering the wettability of the rock and metal surfaces and improving permeability
  Controlling emulsion formation with in-situ de-emulsification
  Preferentially water wetting the formation and preventing “water blocks”
  Improving productivity and injectivity by altering the formation wettability and the resulting relative saturations.

ESP chemists and technical field representatives are highly trained in recognizing the inherent problems associated with improper selection of surfactants and therefore insist on extensive testing of the reservoir fluids to avoid incompatibility.

Well Completions & Workovers

The main goal of a well completion is to provide a conduit for oil and gas to flow out of the pay zone, into the well bore, and finally to the surface as easily and unobstructed as possible. Any restriction of flow from the reservoir into the well bore and/or from the wellbore to the surface creates losses in revenue and wastes reservoir energy. The ESP Chemical Completion and Workover Division designs, develops, and produces chemicals and chemical service programs to maximize productivity from new and existing wells.

ESP offers the capability to formulate a complete line of generic and custom blended workover and completion fluids. Among some common ones are lease crude and diesel, prepared saltwater, oil-in-water emulsions, foams, and acids for remedial acidizing.

  Prepared Salt Water: Prepared salt water is cationically matched to the formation water as closely as possible in concentration to prevent damage due to possible clay hydration.
  Oil In-Water Emulsion: Often prepared salt water, although cationically matched to formation water, can be further prepared to prevent damaging the producing formation by forcing an emulsion that is preferentially oil wet, and preventing loss of fluids to the preferentially water wet formation.
  Tailored Foam: Tailored foams are a favorite choice for certain workover operations, such as washing out sand and other obstructions in new, as well as nearly depleted wells. Inexpensive polymers can be added to stiffen the foam for greater carrying capacity.
  Acid: Acidizing involves the injection of some type of acid into a well to improve the formation’s permeability (to make it easier for liquids or gases to flow into the bottom of the well and up the pipe to the surface). Acid treatments are primarily considered for:
    Well bore clean up: This involves determining and treating for “skin damage” around the wellbore.
    Matrix acidizing treatment: More involved and used to improve permeability in the producing formation by “etching” the matrix in naturally occurring fractures.
    Aciding to remove particle plugging and/or emulsion blocking: A strong inorganic acid used to remove particulate clay minerals found in limestone and sandstone formations. It is therefore a preferred treatment for permeability enhancement.

ESP blends proprietary acid mixtures using special acid additives to insure compatibility with the formation being treated, and duly inhibited to prevent reactions other than the intended target or producing formation.

Scale Inhibitors

Frequently, crude oil is an integral part of the scale deposits. Inclusion of an ESP surfactant in the treating fluid will help de-oil and water-wet the solids for better chemical-solid contact. An ESP Chemical Technical Sales Representative can provide assistance and specific recommendations. The representative can usually determine the necessary procedures from water analysis and scaling tendency evaluations long before any scaling problems are encountered.

Corrosion Inhibitors

ESP corrosion inhibitors consist of selectively blended organic compounds which form a protective film on metal surfaces to insulate the metal from its corrosive environment. Ingredients are chosen that, when blended, enhance and synergize the film-forming effect, thus providing maximum protection at economical treating levels. This is a process unique to the ESP treatment process. ESP's proprietary blended corrosion inhibitors have unique features and performance exceeding competitive offerings on the market today. ESP is a leader in corrosion control solutions for Oil Wells, Secondary Recovery Systems, Gas Wells, Flowlines, Salt Water Disposal Systems, Packer Fluids, and Tertiary Recovery Systems. ESP's technical sales representatives are recognized as leaders in analyzing corrosion problems and designing effective and economical treatment programs.

Antifoams

ESP antifoams effectively and economically control foaming problems that produce equipment overload and fluid carryover. ESP antifoam formulations provide easy application, are stable, and contain no compounds harmful to process equipment. By design, the resulting by-products of decomposition have no undesirable effects.

The characteristics of these active compounds provide useful application in:

  Refining & Processing Systems
  Natural Gas Processing (Dehydration)
  Crude Oil Separations and Handling Facilities
  Oil & Gas Condensate Wells

All oil and gas producing systems are susceptible to foaming, and the solution to this complex problem often entails reducing the many contributing factors. ESP antifoams are formulated to prevent the foam from stabilizing, which further compounds the problem, and returns the system to a state of equilibrium.

Emulsion Breakers

ESP emulsion breakers are especially formulated for crude oils. They are chemically inert and are compatible with other chemicals likely used in the system. Regular oil field emulsions consist of dispersed droplets of one fluid in a continuous phase of another fluid. ESP emulsion breakers reduce the stability of an emulsion. This then permits separation with varying density. Emulsion breaker composition is selected at the production site since the most accurate test results require a fresh sample.

ESP technical service representatives are equipped and trained to determine the best emulsion breaker based on the composition of the crude, the brine, and the natural surfactants in the formation, while paying close attention to the quality of the effluent water.

Paraffin Compounds

Deposition of paraffin, with resulting severe build-up in crude oil and gas condensate producing systems, was once considered a costly problem. To remedy this problem, either by dissolving the deposit or mechanically removing it by cutting and or scraping, was very time consuming and caused extended downtime of equipment. These deposits can easily be removed or prevented with a highly cost effective ESP treatment. ESP paraffin chemicals can solve paraffin control problems from the wellhead to the refinery. ESP paraffin chemicals include:

  Inhibitors
  Solvents
  Dispersants
  Blends as combinations of the above

Many variables are to be considered when evaluating a producing stream to determine the best solution to problems inherent with paraffin disposition. Before recommending a chemical solution, ESP technical personnel will analyze the contributing variables to determine the most effective course of treatment. Once the analysis is complete, they will recommend a proprietary custom blend designed specifically for the ambient conditions that will produce the best results under actual operating conditions.

Water Clarifiers

Offshore, onshore, inland, or overseas, ESP water clarifiers are carefully chosen to purify effluent and storage water. Chemical treatment programs can be tailored to be preventative, or problem specific, or a combination of both. ESP representatives can supply detailed information regarding this important and costly area to oversee. Increasingly stringent environmental laws combined with tough competition have necessitated the highest quality specialty products at the right price to assure the optimum in water clarification programs.

Target Markets

Our customers are considered to be independent oil and gas companies operating in the production and exploration realm of the U.S. petroleum industry. We operate in the regions of Louisiana, Texas, Mississippi, and the Gulf of Mexico. Our petrochemical products assist in the separation of the contaminants from the wellstream to insure the salability of the oil and gas products at the client’s wellhead.

We have targeted the Southern United States, Caribbean and South American regions. Growth will take place throughout these areas due not only to new drilling activity, but also due to the predominance of independent producer production property acquisitions. Unprecedented growth of independent operations is taking place as major oil companies spin off smaller, independent operations that operate more freely in this entrepreneurial atmosphere. Our growth is taking place because of our unique positioning in this market segment, strategic hiring practices, joint-venture projects and the speed at which we can advance technology to meet market demands. It is possible we will experience a major consolidation in the production chemical business. The chemicals used in oilfield production are not tied to drilling activity, but to ongoing oil production. This is the main market that ESP serves. At present we estimate that ESP is supplying less than 1% of the market.

Marketing and Sales Strategy

ESP’s marketing strategy is to promote and support the fact that our service and chemical products provide a unique and custom-tailored solution for each client, which is viewed as more cost effective in treating oilfield drilling and production problems. The ESP sales strategy is based on many methodologies of reaching and closing business with a potential customer.

ESP focuses on the rapidly growing sector of the oil producing industry, which is run by smaller, independent oil companies. The decisions are more likely to be made at a local level, and are based more upon relationships, service and performance, rather than wading through the bureaucracy of a multinational oil company purchasing process.

Technical sales representatives call on customers in the field, at their corporate headquarters and operations sites. Thereby business may come via referral from an existing client or in many cases, the expansion of personal relationships, which are in place. As most major oil exploration and production companies are enterprises operating worldwide, with geographical headquarters in various locations, it is seldom possible to acquire complete or even large portions of a major oil company’s business through one central office or purchasing department.

Research and Development

In response to demonstrated needs of our market, new chemicals and analytical services are being developed to include waste remediation, water treatment, and specialty biodegradable cleaning compounds. These new chemicals are especially useful to the oilfield operators and producers who are focused to use the new generation of biodegradable and non-toxic chemicals.

ESP is developing innovative product and application technologies. Unlike major competitors, which limit their developmental efforts to in-house technologies, our product technology development costs may also become subsidized by outsourced vendors eager to meet market demands. In order to protect proprietary developments, outsourced vendor technical staffs are contracted under long term confidentiality agreements. This approach towards product development results in conditions where problem resolution is shortened, and costs are lowered, while product life cycles are consequently elongated.

All developmental strategies are tied to specific commercial objectives, eliminating costly dead end projects, lowering research costs in relation to revenue generation, and maintaining focus on the ESP mission. The unique combination of utilizing our staff to analyze data along with on hands laboratory testing has produced a variety of new compounds that solve a specific problem in a short time period within the chemical industry.

Competition

Currently, the market distribution is shared by very few large participants, namely, Baker Petrolite, Nalco, and Champion Technologies, Inc. There are several small to medium sized businesses that are regionally located. The area of biggest growth in the Specialty Chemical market is in the area of “Production Treatment Chemicals.” To be competitive in the industry, we will continually enhance and update our technology. We have allocated funds to research and development of new technologies to maintain the efficacy of our technology and our ability to compete so we can continue to grow our business.

Our strategy for surpassing the competition is to provide better service and response time combined with superior chemical solutions that can be translated into savings for our customers. We believe that we are able to solve these problems due to the following competitive advantages:

  Personalized service.
  Expedited Field Analysis; and
  Convenience and access to the best available market rates and products that we can produce and identify that are currently offered by our suppliers for our customers.

Additionally, new companies are constantly entering the market. This growth and fragmentation could also have a negative impact on our ability to obtain additional market share. Larger companies which have been engaged in this business for substantially longer periods of time may have access to greater financial and other resources. These companies may have greater success in recruiting and retaining qualified employees and in specialty chemical manufacturing and marketing, which may give them a competitive advantage.

Regulatory Matters

We are subject to federal, state and local environmental laws, rules, regulations, and ordinances, including those concerning emissions and discharges, and the generation, handling, storage, transportation, treatment, disposal and import and export of hazardous materials. We do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

Employees

Currently, the management of our company is comprised of a team of highly skilled and experienced professionals. We focus on training and professional development for all levels of employees and on hiring additional experienced employees. We currently have seven employees, all of whom are full time. We expect to increase the number of employees as we implement our business objectives and expand our management team. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We believe that our relations with our employees are good.

Properties

We own no real property and currently lease our office space. Our principal executive offices are located at 1255 Lions Club Road, Scott, LA 70583. Our telephone number is (337) 706-7056.

In March 2008, the Company entered into a five-year lease requiring monthly payments of $8,750. The Company has the option to renew the lease for a subsequent five-year term with monthly rent of $9,500. The Company also has the option to buy the facilities during the second year of the lease for the consideration of $900,000. If the Company elects not to purchase the building during the second year of the lease, it has the option to purchase the building during the remainder of the initial term of the lease for an increased amount.

The landlord has agreed to construct a laboratory building on the premises and a tank filling area and the Company has agreed to pay the landlord an additional $20,000 at the end of the initial five year lease period if it does not renew the lease for the second five year term. The Company will amortize the additional costs over the initial period of the lease.

Litigation

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENTS DISCUSSION AND ANALYSIS

Results of Operations

Nine months ended September 30, 2008 as Compared to Nine months ended September 30, 2007

     The following table summarizes the results of our operations during the nine-month periods ended September 30, 2008 and 2007, and provides information regarding the dollar and percentage increase or (decrease) from the nine-month period ended September 30, 2008 to the nine-month period ended September 30, 2007.

				%
	Nine Months Ended September 30,		Increase	Increase
	2008	2007	(Decrease)	(Decrease)

Revenue	$1,386,219	$331,529	$1,054,690	318%
Cost of Goods Sold	925,431	273,321	652,110	239%
Gross Profit	460,788	58,208	402,580	692%
Total General and
Administrative
Expenses	559,244	269,197	290,047	108%
Loss from Operation	(98,456)	(210,989)	(112,533)	(53)%
Total Other Income
(expense)	(57,303)	(34,713)	22,590	65%
Net loss	(155,759)	(245,702)	(89,943)	(37)%

Revenues

     Sales revenue increased from $331,529 for the nine months ended September 30, 2007 to $1,386,219 for the same period of 2008, an increase of $1,054,690. The increase was due to several factors. We commenced operations of ESPPI during the second quarter of 2007; therefore, we did not have a full period of operations in ESPPI in 2007. The customer base of ESPPI expanded during 2008 due to increased sales coverage in the Southern Louisiana and East Texas regions. ESPPI increased sales volume to several of our existing customers through supply of additional petrochemical products at the customer wellsites in 2008.

Cost of goods sold and gross profit

     Cost of goods sold for the nine months ended September 30, 2008 was $925,431, an increase of $652,110 or 239% compared to $273,321 over the same period in 2007. The increase in cost of good sold for the nine months ended September 30, 2008 as compared that of 2007 was a result of the increased sales revenue for 2008 and the fact that ESPPI did not commence operations until the second quarter of 2007.

     Our gross profit increased $402,580, or 692%, to $460,788 for the nine months ended September 30, 2008 from $58,208 during the same period in 2007. Gross profit as a percentage of revenue was 33% for the nine months ended September 30, 2008, an increase of 15% from 18% during the same period in 2007. Such increase was mainly contributed by economies of increased purchases of raw materials on a per unit basis used in our blending operations and a greater efficiency in the service of our company delivery team resulting in a reduction in our service delivery cost.

General and Administrative

     General and administrative expenses increased from $269,197 in the nine months ended September 30, 2007 to $559,244 in the same period of 2008, representing an increase of $290,047 or 108%. The increase in general and administrative expenses in the nine months ended September 30, 2008 compared to that of 2007 was primarily due to the increase in staff, an increase in facility rental cost as ESPPI moved into a larger rental facility in 2008 to accommodate the increase in sales and staff, an increase in travel costs associated with expansion of our customer base and direct sales efforts and the fact that ESPPI did not commence operations until the second quarter of 2007.

Net loss

     Net loss for the nine months ended September 30, 2008 was $155,759, representing a decrease of $89,943 compared to a loss of $245,702 for the same period in 2007. The decrease in the net loss was mainly due to the increase in revenue and improved gross profit as a percentage of revenue.

Liquidity and Capital Resources

Cash

     As of September 30, 2008, the Company had $48,418 of cash and cash equivalents as compared to $132,823 as of December 31, 2007.

Cash Flow

	Nine Months ended September 30,
	2008	2007
Net cash used in operating activities	$(91,663)	$(229,829)
Net cash used in investing activities	$(18,127)	$(33,893)
Net cash provided by financing activities	$25,385	$522,482
Net increase (decrease) in cash	$(84,405)	$258,760

     Cash outflows from operations during the nine months ended September 30, 2008 amounted to $91,663 as compared to net cash outflows from operations of $229,829 in the same period of 2007. The decrease in cash outflow was due primarily to the decrease in net loss and increase in accounts payable.

     Our cash outflows used in investing activities during the nine months ended September 30, 2008 amounted to $18,127 as compared to $33,893 in the same period of 2007. During the nine months ended September 30, 2007, we repaid a loan to a shareholder in the amount of $16,000.

     Our cash inflows from financing activities amounted to $25,385 in the nine months ended September 30, 2008 as compared to $522,482 in the same period of 2007. During the nine months ended September 30, 2007, we received a loan from an investor in the amount of $700,000 and repaid notes of $136,428.

Working Capital

As of September 30, 2008, the working capital of the Company was a deficit of $53,358. We will require additional funds to implement our growth strategy. To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows during the next twelve months. Funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

RISK FACTORS

     The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Relating to Our Business

  We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the above mentioned targets, the general strategies of our company are to maintain and search for hard-working employees who have innovative initiatives; on the other hands, our company will also keep a close eye on expanding opportunities, for example, acquisition of state-owned enterprises.

  If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements and have incurred losses totalling $155,759 for the nine months ended September 30, 2008. As of September 30, 2008, we had a working capital deficit of $53,358. We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that costs increase beyond our expectations or we encounter greater costs associated with general and administrative expenses or offering costs.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans. If adequate additional financing is not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations of our business, the result of which would be that our stockholders would lose some or all of their investment.

  Need for additional employees

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. Competition for such personnel is intense. There can be no assurance that the Company will be able to attract or retain highly qualified personnel.

Competition for skilled personnel in the oil and gas industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees. The Company’s inability to attract skilled management personnel and other employees as needed could have a material adverse effect on the Company’s business, operating results and financial condition. The Company’s arrangement with its current employees is at will, meaning its employees may voluntarily terminate their employment at any time. The Company anticipates that the use of stock options, restricted stock grants, stock appreciation rights, and phantom stock awards will be valuable in attracting and retaining qualified personnel. However, the effects of such plan cannot be certain.

  We may never pay any dividends to shareholders.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

  We have limited historical operating results upon which to base future financial performance, making it difficult for prospective investors to assess the value of our stock.

We were formed in November 2006 and began operations in February 2007. Accordingly, our business has very limited operating results and therefore it is impossible for an investor to assess the performance of the Company or to determine whether the Company will ever become profitable. An investor will be required to make an investment decision based solely on our limited operating history and our management’s background and experience.

  Our specialty chemical business will be dependent on the oil and gas industry which has historically been volatile and could negatively affect our results of operations.

Demand for our oil and gas field specialty chemical products and services depends in large part upon the level of exploration and production of oil and gas and the industry's willingness to spend capital on environmental and oil and gas field services, which in turn depends on oil and gas prices, expectations about future prices, the cost of exploring for, producing and delivering oil and gas, the discovery rate of new oil and gas reserves and the ability of oil and gas companies to raise capital. Domestic and international political, military, regulatory and economic conditions also affect the industry.

Prices for oil and gas historically have been volatile and have reacted to changes in the supply of and the demand for oil and natural gas, domestic and worldwide economic conditions and political instability in oil producing countries. No assurance can be given that current levels of oil and gas activities will be maintained or that demand for our services will reflect the level of such activities. Prices for oil and natural gas are expected to continue to be volatile and affect the demand for specialty chemical products and services such as ours. A material decline in oil or natural gas prices or activities could materially affect the demand for our products and services and, therefore, our financial condition.

  The potential costs of environmental compliance could have a material negative economic impact on our operations and financial condition.

Our specialty chemical business is subject to federal, state and local environmental laws, rules, regulations, and ordinances, including those concerning emissions and discharges, and the generation, handling, storage, transportation, treatment, disposal and import and export of hazardous materials (“Environmental Laws”). The operation of the Company's facilities and the distribution of chemical products entail risks under Environmental Laws, many of which provide for substantial remediation costs in the event of discharges of contaminants and fines and sanctions for violations. Violations of Environmental Laws could result in the imposition of substantial criminal fines and penalties against the Company and their officers and employees in certain circumstances. The costs associated with responding to civil or criminal matters can be substantial. Also, significant civil or criminal violations could adversely impact the Company's marketing ability in the region served by the Company. Compliance with existing and future Environmental Laws may require significant capital expenditures by the Company.

There can be no assurance that past or future operations will not result in the Company incurring material environmental liabilities and costs or that compliance with Environmental Laws will not require material capital expenditures by the Company, each of which could have a material adverse effect on the Company's results of operations and financial condition. The Company knows of no existing contamination sites where the company supplies petrochemicals for their current customer locations. The title for the chemicals that ESP supplies to their customer base passes from ESP to the customer upon delivery of the chemical to the customer location. We have insurance that covers accidental spillage and cleanup at our blending location and for transportation to the customer location; however, the customer is responsible for the integrity of the chemical once the chemical blend is delivered to the receiving point of the customer.

The Company intends to conduct appropriate due diligence with respect to environmental matters in connection with future acquisitions, there can be no assurance that the Company will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business. Although the Company has obtained insurance and indemnities for certain contamination conditions, such insurance and indemnities are limited.

  Operating hazards could have a material adverse impact on our operations and financial condition.

Our specialty chemicals operations are subject to the numerous hazards associated with the handling, transportation, blending, storage, sale, ownership and other activities relating to chemicals. These hazards include, but are not limited to, storage tank or pipeline leaks and ruptures, explosions, fires, chemical spills, discharges or releases of toxic substances or gases, mechanical failures, transportation accidents, any of which could materially and adversely affect the Company. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment, environmental damage and may result in suspension of operations.

The Company will maintain insurance coverage in the amounts and against the risks it believes are in accordance with industry practice, but this insurance will not cover all types or amounts of liabilities. The Company currently has spillage, transportation, and handling insurance. No assurance can be given either that (i) this insurance will be adequate to cover all losses or liabilities the Company may incur in its operations or (ii) the Company will be able to maintain insurance of the types or at levels that are adequate or at reasonable rates.

  We may be unable to retain key personnel and there is no guarantee that we could find a comparable replacement.

We may be unable to retain key employees or consultants or recruit additional qualified personnel. Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of our President, David Dugas and our CEO, Chris Metcalf. Neither of these executives’ lives is insured for the benefit of the Company by key man life insurance. We may not have the financial resources to hire a replacement if we lost the services of Mr. Dugas or Mr. Metcalf. The loss of service of Mr. Dugas or Mr. Metcalf could therefore significantly and adversely affect our operations

  The specialty chemicals business is highly competitive and the competition may adversely affect our results of operations.

Our business faces significant competition from major international producers as well as smaller regional competitors. Our most significant competitors include major chemicals and materials manufacturers and diversified companies, a number of which have revenues and capital resources far exceeding ours. Substitute products also exist for many of our products. Therefore, we face substantial risk that certain events, such as new product development by our competitors, changing customer needs, production advances for competing products, price changes in raw materials, could result in declining demand for our products as our customers switch to substitute products or undertake manufacturing of such products on their own. If we are unable to develop and produce or market our products to effectively compete against our competitors, our results of operations may materially suffer.

  We are dependent on only a few major customers and the loss of any one of these customers could have a material adverse impact on our business.

The Company has a total of twenty seven customers, three of which are major customers that together account for 74% of accounts receivable at September 30, 2008 and 36% of the total revenues earned for the nine months ended September 30, 2008. The loss of one of our major customers would have a serious material negative economic impact on our company and our ability to continue. There is no guarantee that we could replace one of these customers and if we were able to replace them, there is no guarantee that the revenues would be equal.

Risks Related to Our Common Stock

  Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

  The Financial Industry Regulatory Authority has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

  Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS.

On December 29, 2008 Chris Metcalf submitted his resignation as President of the Company to the Board of Directors, which accepted the resignation on the same day.

On December 29, 2008 Dave Dugas was appointed as President and director of the Company, and Tony Primeaux and William M. Cox were appointed as directors of the Company.

David Dugas, President and Director

Mr. Dugas, 52, has 30 years of professional engineering and management experience. Early in his career, Mr. Dugas gained petroleum engineering and senior management experience in the oil and gas industry holding positions of increasing responsibility in the areas of production, drilling and reservoir exploitation along with property and acquisition evaluations, operations management and completion design with Chevron and Texas Pacific Oil and Gas. Mr. Dugas continued his management and engineering development as an owner and operator of several service companies supplying equipment, goods and consulting services to the oil and gas industry in North and South America, West Africa, and the Far East. Mr. Dugas was a founding member and co-owner of the company that became Ocean Energy, a NYSE listed company. Mr. Dugas was the Executive Vice-President of the company with responsibility for the property acquisition, management, production and reservoir engineering functions of the company. In November, 2006, Mr. Dugas founded ESP Resources, Inc. to provide petrochemicals and related services to the oil and gas industry in the Gulf of Mexico, Louisiana, Texas, Mississippi, and Oklahoma regions through a wholly-owned subsidiary, ESP Petrochemicals, Inc. Mr. Dugas received his B.S. degree in Petroleum Engineering from the University of Louisiana at Lafayette graduating with highest honors. He is a member of the Society of Petroleum Engineers, a lifetime member of Phi Beta Kappa, a member of Tau Beta Pi National Engineering Society and is a licensed professional petroleum engineer in the state of Louisiana.

Tony Primeaux, Director

Mr. Primeaux, 53, has 32 years of professional experience in the value-added specialty chemical market. Mr. Primeaux began his career as a service and sales technician for Oilfield Chemicals, Inc., a large petrochemical supplier to oil and gas companies along the Gulf Coast and was subsequently promoted to Operations Manager of the company. Mr. Primeaux became an owner/operator of Chemical Control, Inc., a specialty chemical company, in the 1980’s that was sold to Coastal Chemicals, a larger competitor, after 11 years of successful operations. He was Operations Manager for Peake Energy Group, Inc., a specialty chemical company serving the Gulf South, also located in Lafayette, Louisiana, from 2001 through 2006. Mr. Primeaux founded ESP Petrochemicals, Inc. in March, 2007 and currently serves as President of the organization. ESP Petrochemicals became a wholly owned subsidiary of ESP Resources in June, 2007. Mr. Primeaux has expertise in advanced interpretation and application petrochemical technologies having designed chemical programs to achieve maximum effectiveness in some of the most hostile environments in the operating world of production operations for the oil and gas industry. Mr. Primeaux received a degree in Business Management from the University of Louisiana at Lafayette and has furthered his education attending numerous industry sponsored courses in quality control and implementation, strategic planning and marketing, and drilling, production and workover chemistry programs.

William Cox, Director

Mr. Cox, 49, is an executive with extensive experience in the oil and gas industry having served in various capacities as a geologist and asset manager for 26 years. Mr. Cox currently serves as the Exploration Manager for Stone Energy Corporation, a NYSE listed oil and gas company. His experience as an interpretation and exploration geologist has contributed significantly to the discovery of substantial oil and gas reserves in the offshore and deepwater Gulf of Mexico including development of opportunities in the East Breaks, Green Canyon, and Garden Banks regions of the Gulf of Mexico where water depths often exceed 5000 feet. Mr. Cox received his Bachelor of Science degree in Geology from the University of Louisiana at Lafayette and is a Certified Petroleum Geologist and a Texas Board Certified Licensed Professional Geologist.

Current directors Chris Metcalf and Scott Tyson will continue in their service as directors.

Employment Agreements

     The Company does not have any employment agreements with its executive officers and directors.

Compensation of Officers

     The Company compensates its officers according to the following schedule:

Executive	Base Salary (per year)
David Dugas President	$180,000
Chris Metcalf CEO	$180,000

Director Compensation

     The Company has not paid its directors any compensation for their services on the Board of Directors. The Company is currently reviewing this policy.

Certain Relationships and Related Party Transactions

Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended December 31, 2008, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

David Dugas is a director and an executive officer of the Company. Mr. Dugas is also an officer and majority equity owner of each of Diversified Consulting, LLC and DDA Corporation, LLC. The Company has a oral agreement to pay Diversified Consulting, LLC a fee of $10,500 per month in consideration of the officer and director services provided by Mr. Dugas. In 2008 and prior to the acquisition of ESP Resources, Inc. by the Company, DDA Corporation loaned $16,000 to ESP Resources, Inc. The repayment terms of that loan have not been documented, but is a liability assumed by the Company in the acquisition of ESP Resources, Inc.

In 2008, prior to the acquisition of ESP Resources, Inc. by the Company, ESP Resources, Inc. loaned $30,000 to ESP Enterprises, Inc., a beneficial owner of more than 10% of the Company’s outstanding shares. The repayment terms of the loan have not been documented, but the right to receive the repayment of the loan was an asset acquired by the Company when it acquired ESP Resources, Inc.

.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendments to Articles of Incorporation

In connection with the consummation of the Share Exchange Agreement, on December 16, 2008, we changed our name to “ESP Resources, Inc.”

Change in Fiscal Year

Prior to the execution of the Share Exchange Agreement, our fiscal year end was May 30. As a result of the Share Exchange Agreement and following the interpretive guidelines of the Commission, on February 24, 2009 our Board of Directors elected to change our year end to December 31, to match the year end of ESP. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end. Accordingly, we intend to file an annual report on Form 10-K for the year ended December 31, 2008, and subsequently file a quarterly report on Form 10-Q for the period ended March 31, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.

(b)	Pro Forma financial information

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008
(2)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2007
(3)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2008

Exhibits

99.1	Pro Forma Financial Statements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2008

/s/ Chris Metcalf
Chris Metcalf
Chief Executive Officer and Director